RULES OF THE COCA-COLA EUROPEAN PARTNERS PLC EMPLOYEE SHARE PURCHASE PLAN Board Adoption: 20 August 2019 No newly issued Shares or treasury Shares may be used under this Plan www.tapestrycompliance.com

Contents 1. Meaning of words used ..................................................................................................................1 2. Eligibility ..........................................................................................................................................5 3. Making Awards ...............................................................................................................................5 4. Purchased Shares ..........................................................................................................................6 5. Matching and Free Awards .............................................................................................................9 6. Dividend Shares .......................................................................................................................... 12 7. Phantom Awards ......................................................................................................................... 15 8. Removal of Plan Shares from Nominee ...................................................................................... 15 9. Mobile Participants ...................................................................................................................... 16 10. Corporate Events ........................................................................................................................ 16 11. Taxation ....................................................................................................................................... 17 12. General ........................................................................................................................................ 18 13. Changing the Plan and termination ............................................................................................. 21 14. Governing law, jurisdiction and language .................................................................................... 22 Coca-Cola European Partners plc – Employee Share Purchase Plan (i)

Coca-Cola European Partners plc Employee Share Purchase Plan 1. Meaning of words used 1.1 Definitions “Acquiring Company” means a person who obtains Control of the Company; “Acquisition Period” means any period, specified in a Share Purchase Agreement, where more than one deduction of Purchased Share Money is taken before the deductions are used to acquire Purchased Shares; “Associated Company” means: (i) The Coca-Cola Company; (ii) any company that is a franchisee of The Coca-Cola Company; (iii) any company (not being a Participating Company): (a) that is a member of the Group; (b) of which the Company has Control; (c) that has Control of the Company; or (d) that, together with the Company, is under the Control of the same person or persons; and (iv) any other company determined by the Board to be an “Associated Company” for these purposes; “Award” means: (i) a Matching Award; (ii) a Free Award; and/or (iii) an acquisition of Purchased Shares or Dividend Shares on behalf of a Participant, and “awarded”, “awarding” and similar terms will be understood accordingly; “Award Date” means the date on which: (i) a Matching Award or Free Award is granted; and/or (ii) Purchased Shares or Dividend Shares are awarded; “Award Shares” means Shares acquired by Participants following the Vesting of Matching Awards and/or Free Awards; “Board” means the board of directors of the Company or, as appropriate, a committee duly authorised to carry out that board’s functions under the Plan; “Companies Act” means the UK Companies Act 2006; “Company” means Coca-Cola European Partners plc with registered company number: 9717350; Coca-Cola European Partners plc – Employee Share Purchase Plan Page 1 of 22

“Control” means: (i) for the purposes of the definitions of “Associated Company” and “Good Leaver Reason”, the meaning given in sections 450 and 451 of the UK Corporation Tax Act 2010; and (ii) for all other purposes, the power of a person to secure by means of the holding of shares or the possession of voting power or by virtue of any powers conferred by any articles of association (or other document), that the affairs of a body corporate are conducted in accordance with the wishes of that person; “Corporate Event” means: (i) a person (or a group of persons acting together) obtaining Control of the Company whether or not as a result of making a general offer to acquire Shares; (ii) when a court sanctions a compromise or arrangement in connection with the acquisition of Shares; (iii) when a person becomes bound or entitled to acquire Shares under sections 979 to 982 or 983 to 985 of the Companies Act (inclusive); (iv) when notice is given of a resolution for the voluntary winding up of the Company; (v) when there is a variation in the equity share capital of the Company, including a capitalisation or rights issue, open offer, sub-division, consolidation or reduction of share capital; (vi) when there is a demerger (in whatever form), a special dividend or distribution; (vii) when there is any other transaction which the Board determines will materially affect the value of the Shares; or (viii) when there is any other significant corporate event, as determined by the Board; “Dealing Day” means a day on which the New York Stock Exchange (or, if the Board determines, any other stock exchange on which the Shares are traded) is open for the transaction of business; “Dealing Restrictions” means any internal or external restrictions on dealings or transactions in securities; “Director’s Remuneration Policy” means the Company’s Directors’ Remuneration Policy as last approved by shareholders; “Dividend Shares” means Shares which are awarded to Participants in accordance with rule 6 (Dividend Shares) and held by the Nominee upon the terms of the Plan; “Eligibility Date” means, in the case of: (i) a Matching Award or Free Award, the applicable Award Date; and (ii) Purchased Shares, the date of the deduction of Purchased Share Money; “Eligible Employee” means any person who meets the requirements of rule 2 (Eligibility); “Fractional Entitlement” means a right under the Plan to receive a cash sum as close as possible equal to the value of the relevant fraction of a Share to which the balance of cash would at that stage entitle the Participant; Coca-Cola European Partners plc – Employee Share Purchase Plan Page 2 of 22

“Free Award” means a conditional right to acquire Shares granted under the Plan; “Good Leaver Reason” means: (i) injury or disability; (ii) redundancy within the meaning of the UK Employment Rights Act 1996 (or an equivalent in any other jurisdiction); (iii) if the Relevant Employment is employment by a Participating Company, the Participating Company ceasing to be a member of the Group; (iv) if the Relevant Employment is employment by an Associated Company, a change of Control or other circumstances ending the Associated Company status; (v) the business or part of the business that employs the Participant being transferred so it is no longer part of the Group or an Associated Company; (vi) retirement; (vii) death; or (viii) any other reason, at the discretion of the Board; “Group” means the Company and its Subsidiaries from time to time, and “member of the Group” will be understood accordingly; “Leave” means ceasing all Relevant Employment (other than where Relevant Employment occurs again immediately afterwards), and “Leaving” will be understood accordingly; “Market Value” means in relation to a Share on any date (“day x”): (i) where Shares are acquired on the open market, the average price paid (excluding stamp duty, stamp duty reserve tax and all fees and expenses incurred in connection with the purchase) to acquire all such Shares on day x or where Shares are acquired over more than one consecutive day, the average of such prices over up to five consecutive days; or otherwise (ii) the relevant value of the following on the day prior to that date (“day x-1”): (a) if it is a day when the New York Stock Exchange is open, the lower of the 2 prices shown as the closing price for the Shares on day x-1 plus one-half of the difference between those 2 figures, or where only one value is shown as the closing price for the Shares, that closing price; or (b) if it is a day when the New York Stock Exchange is closed, the price determined in accordance with paragraph (ii)(a) above for the Shares on the latest day prior to day x-1 on which it was open; or (iii) its market value as determined in accordance with Part VIII of the UK Taxation of Chargeable Gains Act 1992, or, in any case, such value as the Board determines; “Matching Award” means a conditional right to acquire Shares, granted under the Plan, in connection with Purchased Shares; Coca-Cola European Partners plc – Employee Share Purchase Plan Page 3 of 22

“Matching Ratio” means the ratio applied to the number of Purchased Shares awarded to a Participant on an Award Date, in order to calculate the number of Shares subject to a Matching Award; “Nominee” means the registered holder(s) of the Plan Shares appointed by the Company for the purpose of the Plan; “Participant” means an individual who holds an Award and/or who has submitted a Share Purchase Agreement that has been accepted and/or on whose behalf the Nominee holds Plan Shares or, where the individual has died, the individual’s personal representatives; “Participating Company” means the members of the Group as specified in the relevant Sub- Plan; “Phantom Award” means an Award in respect of notional Shares granted under the Plan; “Plan” means the plan constituted by these rules, including any Sub-Plans, and known as the Coca-Cola European Partners plc Employee Share Purchase Plan, as amended from time to time (and, where the context requires, it means the plan constituted by these rules and only the relevant Sub-Plan, as amended from time to time); “Plan Shares” means Shares held by the Nominee on behalf of Participants upon the terms of the Plan comprising Purchased Shares, Dividend Shares and any Award Shares; “Purchased Share Money” means money deducted from a Participant's Salary in accordance with a Share Purchase Agreement (unless specified otherwise in the relevant Sub-Plan), to be held in accordance with the Plan and used for the acquisition of Purchased Shares; “Purchased Shares” means Shares which are awarded to Participants in accordance with rule 4 (Purchased Shares) and held by the Nominee upon the terms of the Plan; “Relevant Employment” means employment by any Participating Company or any Associated Company; “Salary” means basic salary (net of any income tax and social security liability, and/or any similar charges, that arises), unless specified otherwise in the relevant Sub-Plan; “Share Purchase Agreement” means an agreement in respect of Purchased Shares and any other Awards being offered as part of that offer, in such form as the Board determines from time to time; “Shares” means fully paid ordinary shares in the capital of the Company; “Sub-Plan” means a sub-plan or schedule to this Plan that specifies how this Plan will be operated in respect of one or more particular: (i) Participating Companies; and/or (ii) countries; “Subsidiary” means a company which is a subsidiary of the Company within the meaning of section 1159 of the Companies Act; Coca-Cola European Partners plc – Employee Share Purchase Plan Page 4 of 22

“Taxation” means any tax and social security charges (and/or any similar charges), wherever arising, in respect of a Participant’s Award and/or Plan Shares or otherwise arising in connection with a Participant’s participation in the Plan; “Tax Election” means an election for a particular tax and/or social security treatment in respect of an Award and/or any Plan Shares; “UK” means United Kingdom; and “Vesting” means: (i) in relation to a Matching Award or a Free Award, a Participant becoming entitled to the Shares; and (ii) in relation to a Phantom Award, a Participant becoming entitled to the cash sum, and “Vest” and “Vested” will be understood accordingly. 1.2 Interpretation In the Plan, the singular includes the plural and the plural includes the singular. References to any enactment or statutory requirement will be understood as references to that enactment or requirement as amended or re-enacted and they include any subordinate legislation made under it. 1.3 Sub-Plans These rules set out the general terms applicable to Awards and Plan Shares but each Sub-Plan will specify further details as to how Awards and/or Plan Shares subject to that Sub-Plan will operate. 2. Eligibility 2.1 Eligible Employee A person is an Eligible Employee if that person: 2.1.1 has satisfied the qualifying period, if any, specified in the relevant Sub-Plan; 2.1.2 is an employee of a Participating Company on the Eligibility Date; 2.1.3 is aged 18 or over on the Eligibility Date; and 2.1.4 meets any further eligibility criteria set out in the relevant Sub-Plan. 3. Making Awards 3.1 Types of Award The types of Award that may be available will be specified in the relevant Sub-Plan and may differ between Sub-Plans, Participating Companies or otherwise as determined by the Board. 3.2 Timing of Awards Awards may be made, and invitations issued, at any time, subject to Dealing Restrictions. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 5 of 22

3.3 Invitations to all On each occasion that the Board decides to issue invitations to participate in the Plan, all Eligible Employees will normally be invited to participate, unless specified otherwise in the relevant Sub- Plan. 3.4 Rules apply Awards and Plan Shares are subject to the rules of the Plan and the relevant Sub-Plan. 3.5 Administration errors If an Award is made in error: 3.5.1 if it is a Free Award or a Matching Award, it will be deemed never to have been granted and/or will immediately lapse; and 3.5.2 if it relates to Purchased Shares or Dividend Shares, the relevant Plan Shares will immediately be forfeited. If an Award is made that is inconsistent with any provisions in this Plan, it will take effect only to the extent permissible under the Plan and: 3.5.3 if it is a Free Award or a Matching Award, it will otherwise be deemed never to have been granted and/or will immediately lapse; and 3.5.4 if it relates to Purchased Shares or Dividend Shares, the relevant Plan Shares will otherwise be forfeited. 4. Purchased Shares 4.1 Invitations The Board may decide from time to time to issue invitations to Eligible Employees to participate in an Award of Purchased Shares. 4.2 Terms of offer The terms of a Sub-Plan or an applicable Share Purchase Agreement will specify: 4.2.1 the intervals at which Purchased Share Money will be deducted; 4.2.2 if there is any Acquisition Period, the length of the Acquisition Period; 4.2.3 the intervals at which Purchased Shares will be awarded (which may be monthly, quarterly, annually or at such other intervals as the Board decides); and 4.2.4 how long the deductions will continue to be taken for (whether a one-off, over a set period or until further notice). 4.3 Share Purchase Agreements A Share Purchase Agreement in relation to Purchased Shares will: 4.3.1 be on such terms as may be required by the relevant Sub-Plan; and Coca-Cola European Partners plc – Employee Share Purchase Plan Page 6 of 22

4.3.2 include any other terms (not inconsistent with the provisions of the Plan) as the Board considers appropriate. 4.4 Events during Acquisition Period A Share Purchase Agreement may specify an Acquisition Period will come to an end on the occurrence of any particular events. 4.5 Limit on Purchased Shares The Board may at any time impose a limit on the maximum number of Purchased Shares that may be awarded, or on the amount of Purchased Share Money that may be deducted, on an aggregate or individual basis, as it sees fit, in which case it will notify all relevant Eligible Employees of that limit and any measures that will be implemented to scale back Share Purchase Agreements if the limit would otherwise be exceeded. This may be set out in the relevant Sub- Plan and/or Share Purchase Agreement. Where a limit takes effect after a Share Purchase Agreement has been entered into, each Share Purchase Agreement affected by such limit will be deemed to be modified accordingly. 4.6 Discretion to amend The Board retains discretion to amend a Share Purchase Agreement at any point before any deduction of Purchased Share Money, in circumstances where the amount of Purchased Shares awarded to the Eligible Employee on that occasion would, in the opinion of the Board, be exceptionally high. 4.7 Acquisition of Purchased Shares Where Purchased Shares are to be awarded: 4.7.1 all Purchased Share Money deducted in accordance with the Share Purchase Agreement will be transferred directly to the Nominee and used in the acquisition of Purchased Shares; and 4.7.2 the number of Purchased Shares to be awarded to each Participant will be determined in accordance with the Market Value at the Award Date. 4.8 Fractional Entitlements If, at the Award Date, there is a balance of a Participant’s Purchased Share Money that is insufficient to acquire a whole Purchased Share, the Participant will acquire a right to a Fractional Entitlement in exchange for the relevant amount of Purchased Share Money, unless specified otherwise in the relevant Sub-Plan. Where practicable, a Participant’s Fractional Entitlements may be aggregated with each other and may become whole Shares. The terms of the Plan will apply to a Fractional Entitlement obtained in accordance with this rule 4.8 (Fractional Entitlements) as if it were a “Purchased Share” and, in turn, a “Plan Share” (and be interpreted accordingly), save that unless and until it becomes a whole Share the Participant will have no right to vote in respect of it. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 7 of 22

4.9 Unused Purchased Share Money Any unused Purchased Share Money which has not been used to acquire a Purchased Share or a Fractional Entitlement will be: 4.9.1 paid to the Participant as soon as practicable; or 4.9.2 retained by the Nominee and added to the next amount of Purchased Share Money deducted from the relevant Participant’s Salary, as specified in the relevant Sub-Plan or the applicable Share Purchase Agreement. 4.10 Deductions The relevant Sub-Plan and/or the Share Purchase Agreement will specify any particular terms around suspending, stopping, restarting and/or varying deductions, subject to any applicable limits. 4.11 Further conditions Additional terms and conditions may be imposed on any Award of Purchased Shares in the relevant Sub-Plan and/or Share Purchase Agreement. 4.12 Termination of Share Purchase Agreement A Share Purchase Agreement may be terminated at any time: 4.12.1 by the Participant, by giving notice to the Company; or 4.12.2 by the Board, by giving notice to the Participant. Unless a later date is specified in the notice, it will take effect no later than 31 days after the notice is received by the Company or given to the Participant, as appropriate. Once the notice takes effect: 4.12.3 any Purchased Share Money held on behalf of a Participant will be repaid to the Participant, as soon as practicable; and 4.12.4 no further Purchased Shares may be awarded to the Participant. 4.13 Transfer or sale of Purchased Shares A Participant may direct the Nominee to transfer or sell the Participant’s Purchased Shares at any time, subject to the terms of the Share Purchase Agreement and the relevant Sub-Plan. The Nominee will then transfer or sell the Purchased Shares as soon as practicable in accordance with the Participant’s instructions. 4.14 Leaving (Purchased Shares) If a Participant Leaves: 4.14.1 as soon as reasonably practicable after Leaving, deductions of Purchased Share Money will cease and no further deductions may be made; Coca-Cola European Partners plc – Employee Share Purchase Plan Page 8 of 22

4.14.2 any Purchased Share Money held on the Participant’s behalf will either be used to acquire Purchased Shares, after which the Participant will then not be entitled to receive any further Purchased Shares, or will be transferred to the Participant; and 4.14.3 any Purchased Shares will be dealt with in accordance with rule 8 (Removal of Plan Shares from Nominee). 4.15 Associated Companies If a Participant ceases to be an employee of a Participating Company but does not Leave because they are or have become an employee of an Associated Company immediately afterwards: 4.15.1 as soon as reasonably practicable, deductions of Purchased Share Money will cease and no further deductions may be made; and 4.15.2 any Purchased Share Money held on the Participant’s behalf will either be used to acquire Purchased Shares, after which the Participant will then not be entitled to receive any further Purchased Shares, or will be transferred to the Participant. 5. Matching and Free Awards 5.1 Application This rule 5 (Matching and Free Awards) only applies to Matching Awards and Free Awards. Unless specified otherwise, it applies to them equally and references to “Awards” will be understood accordingly. 5.2 Award The Board may decide from time to time to grant Matching Awards and/or Free Awards to Eligible Employees. Awards will be granted in such manner and by such method as the Company determines. The Board may require Participants to accept Awards, specific terms applicable to Awards, and/or (in the case of Matching Awards) the terms upon which future Awards may be granted. The Board may provide for Awards to lapse, or for Awards not to be granted, if they are not accepted within the time specified. The Board may allow Participants to disclaim all or part of an Award within a specified period. If an Award is disclaimed, it will be deemed never to have been granted. Participants will be notified of the terms of their Awards as soon as practicable. 5.3 No payment A Participant is not required to pay for the grant of an Award, unless specified otherwise in the relevant Sub-Plan. 5.4 Matching Awards If Matching Awards are granted: 5.4.1 they will be granted to all Eligible Employees in the relevant Sub-Plan to whom Purchased Shares are awarded on that occasion; Coca-Cola European Partners plc – Employee Share Purchase Plan Page 9 of 22

5.4.2 they will normally be granted on the same day as the Award of the Purchased Shares to which they relate; and 5.4.3 the number of Shares subject to a Matching Award will be calculated according to the Matching Ratio, unless specified otherwise in the relevant Sub-Plan. 5.5 Matching Awards – lapse on withdrawal of Purchased Shares If, before Vesting of a Matching Award, a Participant directs the Nominee to transfer or sell the Purchased Shares relating to that Award, the Matching Award will immediately lapse, unless specified otherwise in the relevant Sub-Plan. 5.6 Matching Ratio The Matching Ratio will be the same for all Eligible Employees in the relevant Sub-Plan receiving a Matching Award on a particular Award Date, unless specified otherwise in the Sub-Plan. The Board may alter the Matching Ratio at any time. However, the Company must give notice of any such change to all affected Participants as soon as possible (and in any event before a Matching Award is made under the varied terms). 5.7 Matching Awards - Fractional Entitlements If, at the Award Date, the application of the Matching Ratio would result in a Matching Award over a fraction of a Share, the fraction will instead be awarded as a Fractional Entitlement, unless specified otherwise in the relevant Sub-Plan. Where practicable, a Participant’s Fractional Entitlements may be aggregated with each other and may then relate to whole Shares. The terms of the Plan will apply to a Fractional Entitlement obtained in accordance with this rule 5.7 (Matching Awards - Fractional Entitlements) as if it were a Share subject to the relevant Matching Award (and be interpreted accordingly). 5.8 Free Awards The basis on which Free Awards will be granted will be governed by the relevant Sub-Plan. 5.9 Free Awards - no Fractional Entitlements Fractional Entitlements will not be awarded to Participants in respect of Free Awards, unless specified otherwise in the relevant Sub-Plan. 5.10 Award limits The Board may at any time impose a limit on the maximum number of Shares in respect of which Awards may be granted, on an aggregate or individual basis, as it sees fit. This may be set out in the relevant Sub-Plan. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 10 of 22

5.11 Not transferable A Participant’s Award will lapse if the Participant transfers, assigns, charges or otherwise disposes of the Award or any of the rights in respect of it, whether voluntarily or involuntarily (other than to that Participant’s personal representatives on death). 5.12 Vesting Awards will Vest as and when set out in: 5.12.1 the relevant Sub-Plan; or 5.12.2 applicable Share Purchase Agreement or other Award document. Where an Award would otherwise Vest at a time when Dealing Restrictions would prohibit: 5.12.3 delivering or arranging delivery of Shares or, if applicable, cash; and/or 5.12.4 the Participant from selling Shares, if required to discharge Taxation, the Award will not Vest until the Dealing Restrictions cease to apply. 5.13 Lapsing To the extent an Award or any part of it is no longer capable of Vesting it will lapse. To the extent an Award lapses, it cannot Vest under any other provision of the Plan. This means that, to the extent the Award lapses, the Participant has no right to receive the Shares or cash comprised in the Award. 5.14 Settlement If and to the extent an Award Vests, the Board will arrange for the delivery of the Plan Shares to the Nominee on behalf of the Participant as soon as practicable after Vesting. After Vesting, and where practicable, Fractional Entitlements may be aggregated with each other and may become whole Shares. The terms of the Plan will apply to any remaining Fractional Entitlements following Vesting as if they were “Plan Shares” (and be interpreted accordingly), save that unless and until they become whole Shares the Participant will have no right to vote in respect of them. The Board may choose to settle an Award partly or fully in cash, in which case the Board will arrange for the delivery of the cash to the Participant as soon as practicable after Vesting. A Participant will have no right to acquire the Shares in respect of which an Award has been settled in cash. If a Phantom Award Vests, the Board will arrange for the delivery of cash to the Participant as soon as practicable after Vesting. The cash sum will be equal to the aggregate Market Value of the notional Shares which have Vested. If delivering or arranging delivery of Shares or, if applicable, cash would be prohibited by Dealing Restrictions, delivery will not occur until after the Dealing Restrictions cease to apply. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 11 of 22

5.15 Leaving before Vesting If a Participant Leaves before Vesting, the Participant’s Award will lapse on the date of Leaving, unless: 5.15.1 the reason for Leaving is a Good Leaver Reason, in which case the Sub-Plan will specify the terms that will apply; or 5.15.2 the relevant Sub-Plan states otherwise. If the Participant Leaves in circumstances where the Participant’s employer would have been entitled to summarily dismiss the Participant (in the opinion of the Board), the Participant’s Awards will immediately lapse. 5.16 Leaving after Vesting but before settlement If a Participant Leaves after Vesting but before settlement of an Award, the Board will arrange for settlement of the Award as soon as practicable, unless: 5.16.1 the relevant Sub-Plan states otherwise; or 5.16.2 the Participant is summarily dismissed or Leaves in circumstances where the Participant’s employer would have been entitled to summarily dismiss the Participant (in the opinion of the Board), in which case the Participant’s Award will immediately lapse. Once the Award has been settled, any Award Shares will be dealt with, as soon as practicable, in accordance with rule 8 (Removal of Plan Shares from Nominee). 5.17 Leaving after settlement If a Participant Leaves after settlement of an Award, the Participant’s Award Shares will be dealt with, as soon as practicable, in accordance with rule 8 (Removal of Plan Shares from Nominee). 5.18 Transfer or sale of Award Shares A Participant may direct the Nominee to transfer or sell the Participant’s Award Shares at any time, subject to the terms of the relevant Sub-Plan. The Nominee will then transfer or sell the Award Shares as soon as practicable in accordance with the Participant’s instructions. 5.19 Terms of Awards Additional terms and conditions may be imposed on Awards in: 5.19.1 the relevant Sub-Plan; and/or 5.19.2 the Share Purchase Agreement or other Award document. 6. Dividend Shares 6.1 Reinvestment of dividends The Board may decide from time to time to make Awards of Dividend Shares, by arranging for cash dividends received in relation to a Participant’s Plan Shares to be reinvested in the acquisition of further Shares. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 12 of 22

6.2 Terms of offer The terms of a Sub-Plan or an applicable Share Purchase Agreement or other Award document will specify: 6.2.1 whether Dividend Shares will be awarded: (i) to all Participants; (ii) to all Participants except those who elect not to reinvest their dividends; or (iii) only to those Participants who have been invited and have elected to reinvest their dividends; 6.2.2 where Dividend Shares are being awarded under rules 6.2.1(ii) or 6.2.1(iii), any particular terms around suspending, stopping, restarting and/or varying their election, subject to any applicable limits; and 6.2.3 whether Dividend Shares will be awarded in respect of all, or only some, of a Participant’s Plan Shares. 6.3 Share Purchase Agreements and other Award documents A Share Purchase Agreement or other Award document in relation to Dividend Shares will: 6.3.1 be on such terms as may be required by the relevant Sub-Plan; and 6.3.2 include any other terms (not inconsistent with the provisions of the Plan) as the Board considers appropriate. 6.4 Limit on Dividend Shares The Board may at any time impose a limit on the maximum number of Dividend Shares that may be awarded, or on the amount of cash dividends that may be reinvested, on an aggregate or individual basis, as it sees fit, in which case it will notify all relevant Participants of that limit and any measures that will be implemented to scale back the number of Dividend Shares or amount of cash dividends, as appropriate, if the limit would otherwise be exceeded. This may be set out in the relevant Sub-Plan. 6.5 Acquisition of Dividend Shares Where Dividend Shares are to be awarded: 6.5.1 the cash dividends to be reinvested will be transferred directly to the Nominee and used in the acquisition of Dividend Shares; and 6.5.2 the number of Dividend Shares to be awarded to each Participant will be determined in accordance with the Market Value at the Award Date. 6.6 Fractional Entitlements If, at the Award Date, there is a balance of a Participant’s cash dividends to be reinvested that is insufficient to acquire a whole Dividend Share, the Participant will acquire a right to a Fractional Entitlement in exchange for the relevant amount of cash dividends, unless specified otherwise in the relevant Sub-Plan. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 13 of 22

Where practicable, a Participant’s Fractional Entitlements may be aggregated with each other and may become whole Shares. The terms of the Plan will apply to a Fractional Entitlement obtained in accordance with this rule 6.6 (Fractional Entitlements) as if it were a “Dividend Share” and, in turn, a “Plan Share” (and be interpreted accordingly), save that unless and until it becomes a whole Share the Participant will have no right to vote in respect of it. 6.7 Dividends paid in respect of Fractional Entitlements Participants with Fractional Entitlements will receive an entitlement to Dividend Shares in respect of those Fractional Entitlements. The number of Dividend Shares to be awarded will be determined by reference to the dividend that would have been paid on that portion of a whole Share that the Fractional Entitlement represents, and will be awarded as a further Fractional Entitlement to the extent it cannot be awarded in whole Shares, unless specified otherwise in the relevant Sub-Plan. Where practicable, a Participant’s Fractional Entitlements may be aggregated with each other and may become whole Shares. The terms of the Plan will apply to a Fractional Entitlement obtained in accordance with this rule 6.7 (Dividends paid in respect of Fractional Entitlements) as if it were a “Dividend Share” and, in turn, a “Plan Share” (and be interpreted accordingly), save that unless and until it becomes a whole Share the Participant will have no right to vote in respect of it. 6.8 Unused cash dividends Any cash dividends to be reinvested that have not been used to acquire Dividend Shares or a Fractional Entitlement will be: 6.8.1 paid to the Participant as soon as practicable; or 6.8.2 retained by the Nominee and added to the next amount of cash dividends to be reinvested in Dividend Shares, as specified by the Board or in the relevant Sub-Plan or the applicable Share Purchase Agreement or other Award document. 6.9 Further conditions Additional terms and conditions may be imposed on Awards of Dividend Shares in: 6.9.1 the relevant Sub-Plan; and/or 6.9.2 the Share Purchase Agreement or other Award document. 6.10 Stopping Dividend Share Awards The Board may at any time decide to stop making Awards of Dividend Shares, in which case: 6.10.1 the Board will notify the Participant; 6.10.2 unless a later date is specified in the notice, it will take effect no later than 31 days after the notice is given to the Participant; and 6.10.3 once the notice takes effect: Coca-Cola European Partners plc – Employee Share Purchase Plan Page 14 of 22

(i) any unused cash dividends held on behalf of a Participant will be repaid to the Participant, as soon as practicable; and (ii) no further Dividend Shares may be awarded to the Participant. 6.11 Transfer or sale of Dividend Shares A Participant may direct the Nominee to transfer or sell the Participant’s Dividend Shares at any time, subject to the terms of the relevant Sub-Plan. The Nominee will then transfer or sell the Dividend Shares as soon as practicable in accordance with the Participant’s instructions. 6.12 Leaving (Dividend Shares) If a Participant Leaves: 6.12.1 any cash dividends to be reinvested that have not been used to acquire Dividend Shares will either be used to acquire Dividend Shares, after which the Participant will then not be entitled to receive any further Dividend Shares, or will be transferred to the Participant; and 6.12.2 any Dividend Shares will be dealt with, as soon as practicable, in accordance with rule 8 (Removal of Plan Shares from Nominee). 6.13 Associated Companies A Participant who ceases to be an employee of a Participating Company but does not Leave because they are or have become an employee of an Associated Company immediately afterwards may continue to participate in Awards of Dividend Shares, unless the Board or relevant Sub-Plan states otherwise. 7. Phantom Awards The Board may decide to make Awards as Phantom Awards, in which case the Plan will be interpreted and applied to reflect the fact that Phantom Awards are made in respect of notional Shares only and are settled in cash rather than Shares. The terms applicable to any Phantom Awards will be set out in the relevant Sub-Plan. A Phantom Award will not confer any right to receive Shares or any interest in Shares. 8. Removal of Plan Shares from Nominee 8.1 Power of Board The Board may, at any time and for any reason, decide to remove some or all of a Participant’s Plan Shares from the Nominee, in which case it will notify the Participant. 8.2 Removal of Plan Shares – instructions If a Participant Leaves or Plan Shares are to be removed from the Nominee for any other reason, the Nominee will seek instructions from the Participant as to whether the Plan Shares should be: 8.2.1 transferred to the Participant or the Participant’s nominee; or 8.2.2 sold and the cash proceeds transferred to the Participant or as the Participant directs, subject to any deductions under rule 11.1 (Withholding). Coca-Cola European Partners plc – Employee Share Purchase Plan Page 15 of 22

The Plan Shares will be dealt with as soon as practicable in accordance with the Participant’s instructions. 8.3 Removal of Plan Shares – absence of instructions If a Participant fails to provide instructions within the period notified by the Nominee to the Participant, the Participant’s Plan Shares will be sold on behalf of the Participant and the cash proceeds will be transferred to the Participant as soon as practicable, subject to any deductions under rule 11.1 (Withholding). Alternatively, if it is not possible or practicable to sell the Shares on behalf of the Participant within the period of 12 months following issue of the notification to the Participant under rule 8.2 (Removal of Plan Shares – instructions), the Plan Shares will be transferred to the Participant in the form of a Share certificate. 9. Mobile Participants 9.1 Application of rule If a Participant moves from one jurisdiction to another or becomes tax resident in a different jurisdiction and, as a result, the Participant does not Leave but there may be adverse legal, regulatory or tax consequences for the Participant, a Participating Company and/or an Associated Company in connection with an Award, then the Board may adjust that Participant’s Award so that the Award is on such terms, subject to such conditions and, in relation to Matching Awards and/or Free Awards, over such shares (or other type of securities or cash) as the Board may consider appropriate. 9.2 Cancellation If the Board determines that the adjustment of an Award under rule 9.1 (Application of rule) is not practicable or appropriate, the Board may determine that: 9.2.1 the Participant may no longer participate in the Plan; and/or 9.2.2 the Award will lapse, if a Matching Award or Free Award; and/or 9.2.3 Plan Shares will be dealt with in accordance with rule 8 (Removal of Plan Shares from Nominee). 9.3 Notifying Participants The Board will notify Participants of any adjustment or determination made under this rule 9 (Mobile Participants) as soon as practicable. 10. Corporate Events 10.1 Matching and Free Awards The terms that will apply to Matching Awards and Free Awards if there is a Corporate Event will be set out in the relevant Sub-Plan. 10.2 Plan Shares If there is a Corporate Event: 10.2.1 Participants will have the same rights in relation to their Plan Shares as other holders of Shares; Coca-Cola European Partners plc – Employee Share Purchase Plan Page 16 of 22

10.2.2 the Nominee may request Participants’ instructions, within a specified deadline, as to how to deal with their Plan Shares, which may include exercising any right to elect to receive Shares or any particular form of consideration available in connection with the Corporate Event; and 10.2.3 any Shares, rights or other securities allotted in relation to or in exchange for any Plan Shares will be treated as if they were awarded to the Participant at the Award Date of the Plan Shares to which they relate and the terms of this Plan will apply to those Shares, rights or other securities as if they were Plan Shares, unless otherwise specified by the Board or the relevant Sub-Plan. In the absence of instructions from a Participant, the Nominee will not be obliged to take any action in respect of that Participant’s Plan Shares. The Board will decide how Fractional Entitlements will be dealt with if there is a Corporate Event. The Board will decide what will happen if a Corporate Event occurs during an Acquisition Period. 10.3 Further provisions The relevant Sub-Plan or an applicable Share Purchase Agreement or other Award Document may specify any further terms and conditions that will apply if there is a Corporate Event. 11. Taxation 11.1 Withholding Any Participating Company, any Associated Company, any employing company, the trustee of any relevant employee benefit trust, any third party provider or the Nominee may make withholding arrangements as set out in this rule 11.1 (Withholding). A withholding entity may make such withholding arrangements as it considers necessary or desirable, including making deductions from a Participant’s Salary, from any contributions made by the Participant under the Plan and/or from any cash payment owed to the Participant. Withholding arrangements may include the sale on behalf of the Participant of some or all of the Participant’s Plan Shares. An entity may withhold to meet any liability for Taxation, to collect any fees (of the Nominee or otherwise) and to meet any applicable dealing and/or currency exchange costs and other associated costs, including under rule 12.2 (Share transfer tax). 11.2 Participant indemnity A Participant will, if requested, indemnify any member of the Group and/or any Associated Company for the Participant’s liability for Taxation. 11.3 Tax Elections A Participant may be required to enter into a Tax Election. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 17 of 22

12. General 12.1 Source of Shares Plan Shares may only be awarded, and Matching Awards and Free Awards can only be made, in respect of existing Shares purchased in the market. Plan Shares cannot be awarded, and Matching Awards and Free Awards cannot be made, in respect of newly issued Shares or treasury Shares. 12.2 Share transfer tax Any share transfer taxes or other expenses involved in any transfer of Shares in connection with the Plan will be payable by the Participant concerned or the purchaser from the Participant concerned. 12.3 Dealing Restrictions Each person will have regard to Dealing Restrictions when operating, interpreting, administering, participating in and/or taking any other action in relation to the Plan. 12.4 Terms of employment For the purposes of this rule 12.4 (Terms of employment), “Employee” means any employee (existing or former) of a member of the Group (existing or former). This rule 12.4 (Terms of employment) applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful. The Plan has been established voluntarily. Nothing in the provisions, or the operation, of the Plan forms part of the contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and the relevant member of the Group are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment, and does not affect the right of an employing company to terminate an Employee’s employment at any time. Participation in the Plan or the receipt of Awards on a particular basis in any year does not create any right to or expectation of participation in the Plan or the receipt of Awards on the same basis, or at all, in any future year. The terms of the Plan do not entitle the Employee to the exercise of any discretion in the Employee’s favour. The Employee will have no claim or right of action in respect of any decision, omission or discretion, which may operate to the disadvantage of the Employee. No Employee has any right to compensation or damages for any loss (actual or potential) in relation to the Plan, including any loss in relation to: 12.4.1 any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment); 12.4.2 any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision; or 12.4.3 the operation, suspension, termination or amendment of any Award or the Plan. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 18 of 22

By participating in the Plan, an Employee waives all rights which might otherwise arise under the Plan, other than the right to acquire cash and/or Shares subject to and in accordance with the express terms of the Plan, in consideration for an Award. 12.5 Not pensionable None of the benefits received under the Plan are pensionable. 12.6 Data protection Awards will be subject to: 12.6.1 any data protection policies applicable to any relevant member of the Group or Associated Company; and 12.6.2 any applicable privacy notices. 12.7 Consents and filing All transfers of Shares or cash payments will be subject to the Company’s articles of association and any necessary consents or filings required in any relevant jurisdiction. The Participant will be responsible for complying with any requirements needed in order to obtain, or to avoid the necessity for, any such consents or filings. 12.8 Currency conversion Any conversion of money into different currencies (whether notional or actual) will be done at a time and rate of exchange that the Board determines. Participants will bear any currency conversion costs. 12.9 Holding of money by Nominee Any cash amounts held by the Nominee on behalf of Participants will be held in a segregated account. The Nominee is under no obligation to hold cash amounts in an interest-bearing account. 12.10 No liability for loss Neither the Nominee nor any member of the Group or Associated Company will be liable for any loss: 12.10.1 suffered by a Participant due to movements in currency exchange rates or due to any charges imposed in relation to the conversion or transfer of monies; or 12.10.2 occasioned by any delay in giving effect to a Participant’s instructions in relation to any Plan Shares or in procuring a sale or transfer of any Participant’s Plan Shares. 12.11 Notices Any notice or other communication required under the Plan will be given in writing, which may include electronic means. Any notice or other communication to be given to an Eligible Employee or Participant may be delivered by electronic means (including by email, through the Group’s, or a member of the Group’s, intranet or a share plan portal), personally delivered or sent by ordinary post to such address as the Board reasonably considers appropriate. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 19 of 22

Any notice or other communication to be given to the Company or its agents may be delivered or sent to its registered office or such other place and by such means as the Board or the Company’s agents may specify and notify to Eligible Employees and/or Participants, as relevant. Any notice or other communication to be given to the Nominee may be delivered or sent to its registered office or such other place and by such means as the Board or the Nominee may specify and notify to Eligible Employees and/or Participants, as relevant. Notices or other communications: 12.11.1 sent electronically will be deemed to have been received immediately (if sent during usual business hours) or at the opening of business on the next Dealing Day (if sent outside usual business hours); 12.11.2 that are personally delivered will be deemed to have been received when left at the relevant address (if left during usual business hours) or at the opening of business on the next Dealing Day (if left outside usual business hours); and 12.11.3 sent by post will be deemed to have been received 24 hours after posting to a UK address or 3 days after posting to an address outside the UK, unless there is evidence to the contrary. All notices or communications to be given to Eligible Employees and/or Participants are given and sent at the risk of the addressee. No member of the Group has any liability in respect of any notice or communication given or sent, nor need they be concerned to see that the addressee actually receives it. 12.12 Third party rights Except as otherwise expressly stated to the contrary, nothing in the Plan confers any benefit, right or expectation on any persons other than an Eligible Employee, Participant, the Nominee, any Participating Company or any Associated Company. No third party has any rights under the UK Contracts (Rights of Third Parties) Act 1999 or any similar legislation in another jurisdiction to enforce any rule of the Plan. 12.13 Shareholder rights Participants have all the rights of a shareholder in respect of their Plan Shares, including in respect of dividend rights and voting rights: 12.13.1 save that Fractional Entitlements do not carry voting rights unless and until they become a whole Share; and 12.13.2 subject to any constraints applied in practice by the Nominee under its terms. Participants will only be entitled to rights attaching to Shares by reference to a record date on or after the date of transfer to them. 12.14 Administration of the Plan The Plan will be administered by the Board, which has authority to make such rules and regulations for the administration of the Plan as it considers necessary or desirable. The Board may delegate all or any of its rights and powers under the Plan. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 20 of 22

12.15 Board’s decisions final and binding All decisions of the Board are final and binding in all respects. The Board will decide any question or dispute as to the interpretation of the Plan, any rules, regulations or procedures relating to the Plan and/or in relation to an Award or any other matter relating to the Plan. When making such decisions, the Board will exercise its discretion in a manner which is fair and reasonable. Decisions of the Board will be conclusive. 13. Changing the Plan and termination 13.1 General power to alter rules The Board may change the Plan in any way and at any time. 13.2 Participant consent If a proposed change would be to the material disadvantage of one or more Participants in respect of existing rights under the Plan, then the Board must obtain any Participant consent required by the relevant Sub-Plan. 13.3 Exceptions to Participant consent The Board need not obtain Participant consent for any changes which are provided for in the Plan or which are: 13.3.1 minor and to benefit the administration of the Plan; 13.3.2 to comply with or take account of a change in legislation; and/or 13.3.3 to obtain or maintain favourable tax, exchange control or regulatory treatment of any Participating Company or Associated Company or any present or future Participant. 13.4 Sub-Plans The Board may establish Sub-Plans to this Plan, which will: 13.4.1 be based on these rules, but modified as necessary or desirable to take account of any local laws and practices; and 13.4.2 include further specific terms, including Board determinations on particular points of practice, in accordance with the provisions of this Plan. 13.5 Severance of rules If any provision of the Plan is held to be invalid, illegal or unenforceable for any reason by any court with jurisdiction then, for the purposes of that jurisdiction only: 13.5.1 such provision will be considered to be deleted; and 13.5.2 the remaining provisions will continue in full force and effect, unless the Board determines otherwise. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 21 of 22

13.6 Termination of Plan The Board may (and will, in the event of the Company’s insolvency) terminate the Plan, and/or may terminate any Sub-Plan, at any time. Termination will not affect subsisting rights under the Plan and/or relevant Sub-Plan. In the event of the termination of the Plan and/or any Sub-Plan, each affected Participant, and any affected Eligible Employee who has entered into a Share Purchase Agreement or other Award document that was in force immediately before the termination, will be treated as: 13.6.1 Leaving in relation to Plan Shares; 13.6.2 Leaving for a Good Leaver Reason in relation to Matching Awards and Free Awards, unless the Board determines, or the relevant Sub-Plan specifies, otherwise. 14. Governing law, jurisdiction and language The laws of England and Wales govern the Plan and all Awards. The courts of England and Wales have exclusive jurisdiction in respect of any disputes arising in connection with the Plan or any Award. Where there is any conflict between the terms of the English version of the Plan, the Awards and/or any ancillary documents and a version in any other language, the English language version will prevail. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 22 of 22

Coca-Cola European Partners plc Employee Share Purchase Plan Sub-Plan for the Netherlands 1. Purpose and scope of Sub-Plan The purpose of this Sub-Plan is to specify how the Plan will be operated in practice in respect of Netherlands incorporated companies. The main rules of the Plan apply to Awards subject to this Sub-Plan, except as modified by this Sub-Plan. 2. Meaning of words used Capitalised terms used in this Sub-Plan will have the same meanings as they are given in the main rules of the Plan, unless stated otherwise. 3. Participating Companies 3.1 Scope The Participating Company in this Sub-Plan is Coca-Cola European Partners Nederland B.V. (the “Dutch Participating Company”). 3.2 Cessation of status If at any time the Dutch Participating Company ceases to be a member of the Group, it will automatically cease to be a Participating Company for the purposes of this Sub-Plan. 4. Eligibility 4.1 Dutch Participating Company A person is only an Eligible Employee if they are an employee of the Dutch Participating Company. 4.2 Taxpayers outside Netherlands In order for a person to be an Eligible Employee, that person must be a resident taxpayer in the Netherlands on the Eligibility Date. The Board may decide that a person is not an Eligible Employee under this Sub-Plan if they are a taxpayer in another country (as well as being a resident taxpayer in the Netherlands) on the Eligibility Date. 4.3 No qualifying period There is no qualifying period in order to qualify as an Eligible Employee. 4.4 Other Sub-Plans If a person is eligible to participate in more than one Sub-Plan, the Board will decide whether or not that person can only participate in one Sub-Plan and, if the person can only participate in one Sub-Plan, which Sub-Plan will apply. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 1 of 6

5. Awards The only Awards available under this Sub-Plan are Awards of Purchased Shares and Dividend Shares. On each occasion that the Board decides to issue invitations to participate in the Plan, all Eligible Employees will normally be invited to participate, unless the Board decides otherwise. 6. Share Purchase Agreements 6.1 Contents of a Share Purchase Agreement A Share Purchase Agreement will: 6.1.1 be in a form approved by the Board; 6.1.2 set out: (i) the intervals at which Purchased Share Money will be deducted; (ii) if there is any Acquisition Period, the length of the Acquisition Period; (iii) the intervals at which Purchased Shares will be awarded (which may be monthly, quarterly, annually or at such other intervals as the Board decides); and (iv) how long the deductions will continue to be taken for (whether a one-off, over a set period or until further notice); 6.1.3 state the amount of Purchased Share Money the Eligible Employee wishes to contribute to the Plan, which must be at least EUR25 per month or such other amount determined by the Board from time to time; 6.1.4 state that Fractional Entitlements will be operated in accordance with the provisions of the Plan; and 6.1.5 require the Eligible Employee to: (i) authorise their employing company from time to time to deduct the Purchased Share Money from their Salary for the purpose of acquiring Purchased Shares, and accept this authorisation will continue to apply for so long as is required in accordance with the provisions of the Plan; (ii) authorise the reinvestment of cash dividends received in relation to the Participant’s Plan Shares in Dividend Shares; and (iii) accept all of the terms and conditions applicable to their Purchased Shares and Dividend Shares, including: (a) the provisions of the Plan; and (b) any terms and conditions applicable to the Nominee’s services as provided in connection with the Plan. 6.2 Submitting a Share Purchase Agreement An Eligible Employee must submit a Share Purchase Agreement in the manner and within the period specified. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 2 of 6

7. Purchased Share Money 7.1 Collection of Purchased Share Money Purchased Share Money will be deducted from a Participant’s Salary. No other methods of collection are permitted. 7.2 Holding of Purchased Share Money Purchased Share Money will be held on behalf of the Participant by the Nominee in a non-interest bearing, segregated account until it is used to acquire Purchased Shares on behalf of the Participant. 7.3 Deduction in error If for any reason the amount of money deducted from a Participant’s Salary is more than is permitted under the provisions of the Plan or the relevant Share Purchase Agreement, it will be repaid to the Participant as soon as reasonably practicable and/or any member of the Group and/or the Nominee may take such action as the Board, in its discretion, determines is necessary or desirable to correct or ratify the error. 7.4 Unused Purchased Share Money After an Award of Purchased Shares, any Purchased Share Money which has not been used to acquire a Purchased Share (including a Fractional Entitlement) will be retained by the Nominee and added to the next amount of Purchased Share Money deducted from the relevant Participant’s Salary. 8. Dividends 8.1 Reinvestment All cash dividends received in relation to the Participant’s Plan Shares will be reinvested in Dividend Shares (including Fractional Entitlements) unless and until the Participant otherwise gives notice to the Company (in accordance with section 10.3 (Varying reinvestment in Dividend Shares)) that they do not wish to receive Dividend Shares. 8.2 Unused cash dividends Any cash dividend: 8.2.1 will be paid to the Participant as soon as practicable, if the Participant does not participate in Awards of Dividend Shares; or 8.2.2 that is left after the application of section 8.1 (Reinvestment) will be retained by the Nominee and added to the next amount of cash dividends to be reinvested in Dividend Shares, where the Participant participates in Awards of Dividend Shares. 9. Award confirmation 9.1 Information made available On each occasion that Plan Shares are awarded to a Participant, the Nominee will make the following information available to the Participant: Coca-Cola European Partners plc – Employee Share Purchase Plan Page 3 of 6

9.1.1 the number of Plan Shares awarded to them on that occasion; 9.1.2 whether they are Purchased Shares or Dividend Shares; 9.1.3 the amount of Purchased Share Money or cash dividends used to acquire those Plan Shares; and 9.1.4 any cash balance remaining after the acquisition of Plan Shares. 10. Ongoing deductions and reinvestment 10.1 Varying deductions for Purchased Shares A Participant may give notice to the Company, or the Company may give notice to a Participant: 10.1.1 that deductions of Purchased Share Money will be suspended for a particular period. Unless a later date is specified in the notice, the Company will ensure that the suspension takes effect within 31 days after it gives or receives the notice (as appropriate); 10.1.2 that deductions of Purchased Share Money will be stopped. Unless a later date is specified in the notice, the Company will ensure that no further deductions are made within 31 days after it gives or receives the notice (as appropriate); and 10.1.3 that the amount of Purchased Share Money will be varied. In the case of the Company giving notice to the Participant, this will be limited to a reduction in the amount of Purchased Share Money. Unless a later date is specified in the notice, the Company will ensure that the variation takes effect within 31 days after it gives or receives the notice (as appropriate). A Participant may give notice to the Company to restart deductions under the relevant Participant’s Share Purchase Agreement. Unless a later date is specified in the notice, the Company will ensure that deductions are restarted no later than the date of the first deduction due under the Share Purchase Agreement that falls more than 31 days after the Company receives the notice. 10.2 No top ups A Participant who restarts deductions may not make up any deductions that have been missed while the deductions were suspended or stopped. 10.3 Varying reinvestment in Dividend Shares A Participant may give notice to the Company, or the Company may give notice to a Participant: 10.3.1 that reinvestment of cash dividends into Dividend Shares will be stopped. Unless a later date is specified in the notice, the Company will ensure that reinvestment is stopped within 31 days after it gives or receives the notice (as appropriate); and 10.3.2 that reinvestment of cash dividends into Dividend Shares will be restarted. Unless a later date is specified in the notice, the Company will ensure that reinvestment is restarted no later than 31 days after the Company gives or receives the notice (as appropriate). Coca-Cola European Partners plc – Employee Share Purchase Plan Page 4 of 6

The Company may give notice to the Participant that it wishes to vary whether Dividend Shares will be awarded in respect of all, or only some, of a Participant’s Plan Shares. Unless a later date is specified in the notice, the Company will ensure that the variation takes effect within 31 days after it gives the notice. 11. Moving to another Participating Company (not the Dutch Participating Company) If a Participant ceases to be an employee of the Dutch Participating Company but does not Leave because they are or become an employee of another Participating Company (which is not the Dutch Participating Company) immediately afterwards, then: 11.1.1 as soon as reasonably practicable, deductions of Purchased Share Money under this Sub-Plan will cease and no further deductions may be made under this Sub-Plan; 11.1.2 any Purchased Share Money held on the Participant’s behalf may: (i) be used to acquire Purchased Shares under this Sub-Plan; or (ii) be transferred to the Participant; or (iii) be used to acquire Purchased Shares pursuant to the terms of another Sub-Plan, if applicable; 11.1.3 after the application of any Purchased Share Money in accordance with section 11.1.211.1.2, the Participant will not be entitled to receive any further Purchased Shares under this Sub-Plan; and 11.1.4 the Participant may continue to participate in Awards of Dividend Shares under this Sub- Plan, unless: (i) the Participant is participating in another Sub-Plan and the Board determines that the Participant’s Purchased Shares and Dividend Shares held under the terms of this Sub-Plan will be held under the terms of the other Sub-Plan; or (ii) the Board determines otherwise. 12. Corporate Events In the event of a rights issue the Board may direct that the Nominee will dispose of some of the rights given in respect of a Participant's Plan Shares under the rights issue in order to apply the net proceeds from that disposal to permit the Participant to take up the balance of the Participant’s entitlement under the rights issue, and in the absence of a direction from the Board, the Nominee will, other than notifying the Participant of the rights issue, take no action under this section 12 (Corporate Events) unless directed otherwise by the Participant. 13. Changing this Sub-Plan 13.1 Amending this Sub-Plan The Board may change how the Plan will be operated in respect of employees of Netherlands incorporated companies from time to time in accordance with the provisions of the Plan, in which case the provisions of this Sub-Plan will be amended accordingly. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 5 of 6

13.2 Participant consent If a proposed change to the Plan (including this Sub-Plan) would be to the material disadvantage of one or more Participants in this Sub-Plan in respect of existing rights under the Plan (including this Sub-Plan), then the Board must obtain the written consent of the affected Participant(s). However, the Board need not obtain the consent of a Participant if: 13.2.1 it invites each disadvantaged Participant who is a Participant in this Sub-Plan to indicate whether or not they approve the change; and 13.2.2 the majority of the Participants (by number) who were invited and who make an indication approve the change. In this case, the proposed change will take effect in respect of Participants in this Sub-Plan. This section Error! Reference source not found. (Participant consent) does not limit the ability of the Board to make changes without Participant consent under rule 13.3 (Exceptions to Participant consent) of the Plan. 14. Conflict If there is any conflict between a section of this Sub-Plan and the other rules of the Plan, the section of this Sub-Plan will take precedence. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 6 of 6

Coca-Cola European Partners plc Employee Share Purchase Plan Sub-Plan for the UK 1. Purpose and scope of Sub-Plan The purpose of this Sub-Plan is to specify how the Plan will be operated in practice in respect of UK incorporated companies. The main rules of the Plan apply to Awards subject to this Sub-Plan, except as modified by this Sub-Plan. 2. Meaning of words used Capitalised terms used in this Sub-Plan will have the same meanings as they are given in the main rules of the Plan, unless stated otherwise. 3. Participating Companies 3.1 Scope The Participating Companies in this Sub-Plan are: 3.1.1 Coca-Cola European Partners plc; and 3.1.2 Coca-Cola European Partners Great Britain Limited; (each a “UK Participating Company” and together, the “UK Participating Companies”). 3.2 Cessation of status If at any time a UK Participating Company ceases to be a member of the Group, it will automatically cease to be a Participating Company for the purposes of this Sub-Plan. 4. Eligibility 4.1 UK Participating Companies A person is only an Eligible Employee if they are an employee of a UK Participating Company. 4.2 Taxpayers outside UK In order for a person to be an Eligible Employee, that person must be a UK resident taxpayer on the Eligibility Date. The Board may decide that a person is not an Eligible Employee under this Sub-Plan if they are a taxpayer in another country (as well as being a UK resident taxpayer) on the Eligibility Date. 4.3 No qualifying period There is no qualifying period in order to qualify as an Eligible Employee. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 1 of 6

4.4 Other Sub-Plans If a person is eligible to participate in more than one Sub-Plan, the Board will decide whether or not that person can only participate in one Sub-Plan and, if the person can only participate in one Sub-Plan, which Sub-Plan will apply. 5. Awards The only Awards available under this Sub-Plan are Awards of Purchased Shares and Dividend Shares. On each occasion that the Board decides to issue invitations to participate in the Plan, all Eligible Employees will normally be invited to participate, unless the Board decides otherwise. 6. Share Purchase Agreements 6.1 Contents of a Share Purchase Agreement A Share Purchase Agreement will: 6.1.1 be in a form approved by the Board; 6.1.2 set out: (i) the intervals at which Purchased Share Money will be deducted; (ii) if there is any Acquisition Period, the length of the Acquisition Period; (iii) the intervals at which Purchased Shares will be awarded (which may be monthly, quarterly, annually or at such other intervals as the Board decides); and (iv) how long the deductions will continue to be taken for (whether a one-off, over a set period or until further notice); 6.1.3 state the amount of Purchased Share Money the Eligible Employee wishes to contribute to the Plan, which must be at least GBP25 per month or such other amount determined by the Board from time to time; 6.1.4 state that Fractional Entitlements will be operated in accordance with the provisions of the Plan; and 6.1.5 require the Eligible Employee to: (i) authorise their employing company from time to time to deduct the Purchased Share Money from their Salary for the purpose of acquiring Purchased Shares, and accept this authorisation will continue to apply for so long as is required in accordance with the provisions of the Plan; (ii) authorise the reinvestment of cash dividends received in relation to the Participant’s Plan Shares in Dividend Shares; and (iii) accept all of the terms and conditions applicable to their Purchased Shares and Dividend Shares, including: (a) the provisions of the Plan; and Coca-Cola European Partners plc – Employee Share Purchase Plan Page 2 of 6

(b) any terms and conditions applicable to the Nominee’s services as provided in connection with the Plan. 6.2 Submitting a Share Purchase Agreement An Eligible Employee must submit a Share Purchase Agreement in the manner and within the period specified. 7. Purchased Share Money 7.1 Collection of Purchased Share Money Purchased Share Money will be deducted from a Participant’s Salary. No other methods of collection are permitted. 7.2 Holding of Purchased Share Money Purchased Share Money will be held on behalf of the Participant by the Nominee in a non-interest bearing, segregated account until it is used to acquire Purchased Shares on behalf of the Participant. 7.3 Deduction in error If for any reason the amount of money deducted from a Participant’s Salary is more than is permitted under the provisions of the Plan or the relevant Share Purchase Agreement, it will be repaid to the Participant as soon as reasonably practicable and/or any member of the Group and/or the Nominee may take such action as the Board, in its discretion, determines is necessary or desirable to correct or ratify the error. 7.4 Unused Purchased Share Money After an Award of Purchased Shares, any Purchased Share Money which has not been used to acquire a Purchased Share (including a Fractional Entitlement) will be retained by the Nominee and added to the next amount of Purchased Share Money deducted from the relevant Participant’s Salary. 8. Dividends 8.1 Reinvestment All cash dividends received in relation to the Participant’s Plan Shares will be reinvested in Dividend Shares (including Fractional Entitlements) unless and until the Participant otherwise gives notice to the Company (in accordance with section 10.3 (Varying reinvestment in Dividend Shares)) that they do not wish to receive Dividend Shares. 8.2 Unused cash dividends Any cash dividend: 8.2.1 will be paid to the Participant as soon as practicable, if the Participant does not participate in Awards of Dividend Shares; or 8.2.2 that is left after the application of section 8.1 (Reinvestment) will be retained by the Nominee and added to the next amount of cash dividends to be reinvested in Dividend Shares, where the Participant participates in Awards of Dividend Shares. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 3 of 6

9. Award confirmation 9.1 Information made available On each occasion that Plan Shares are awarded to a Participant, the Nominee will make the following information available to the Participant: 9.1.1 the number of Plan Shares awarded to them on that occasion; 9.1.2 whether they are Purchased Shares or Dividend Shares; 9.1.3 the amount of Purchased Share Money or cash dividends used to acquire those Plan Shares; and 9.1.4 any cash balance remaining after the acquisition of Plan Shares. 10. Ongoing deductions and reinvestment 10.1 Varying deductions for Purchased Shares A Participant may give notice to the Company, or the Company may give notice to a Participant: 10.1.1 that deductions of Purchased Share Money will be suspended for a particular period. Unless a later date is specified in the notice, the Company will ensure that the suspension takes effect within 31 days after it gives or receives the notice (as appropriate); 10.1.2 that deductions of Purchased Share Money will be stopped. Unless a later date is specified in the notice, the Company will ensure that no further deductions are made within 31 days after it gives or receives the notice (as appropriate); and 10.1.3 that the amount of Purchased Share Money will be varied. In the case of the Company giving notice to the Participant, this will be limited to a reduction in the amount of Purchased Share Money. Unless a later date is specified in the notice, the Company will ensure that the variation takes effect within 31 days after it gives or receives the notice (as appropriate). A Participant may give notice to the Company to restart deductions under the relevant Participant’s Share Purchase Agreement. Unless a later date is specified in the notice, the Company will ensure that deductions are restarted no later than the date of the first deduction due under the Share Purchase Agreement that falls more than 31 days after the Company receives the notice. 10.2 No top ups A Participant who restarts deductions may not make up any deductions that have been missed while the deductions were suspended or stopped. 10.3 Varying reinvestment in Dividend Shares A Participant may give notice to the Company, or the Company may give notice to a Participant: 10.3.1 that reinvestment of cash dividends into Dividend Shares will be stopped. Unless a later date is specified in the notice, the Company will ensure that reinvestment is stopped within 31 days after it gives or receives the notice (as appropriate); and Coca-Cola European Partners plc – Employee Share Purchase Plan Page 4 of 6

10.3.2 that reinvestment of cash dividends into Dividend Shares will be restarted. Unless a later date is specified in the notice, the Company will ensure that reinvestment is restarted no later than 31 days after the Company gives or receives the notice (as appropriate). The Company may give notice to the Participant that it wishes to vary whether Dividend Shares will be awarded in respect of all, or only some, of a Participant’s Plan Shares. Unless a later date is specified in the notice, the Company will ensure that the variation takes effect within 31 days after it gives the notice. 11. Moving to another Participating Company (not a UK Participating Company) If a Participant ceases to be an employee of any UK Participating Company but does not Leave because they are or become an employee of another Participating Company (which is not a UK Participating Company) immediately afterwards, then: 11.1.1 as soon as reasonably practicable, deductions of Purchased Share Money under this Sub-Plan will cease and no further deductions may be made under this Sub-Plan; 11.1.2 any Purchased Share Money held on the Participant’s behalf may: (i) be used to acquire Purchased Shares under this Sub-Plan; or (ii) be transferred to the Participant; or (iii) be used to acquire Purchased Shares pursuant to the terms of another Sub-Plan, if applicable; 11.1.3 after the application of any Purchased Share Money in accordance with section 11.1.2, the Participant will not be entitled to receive any further Purchased Shares under this Sub-Plan; and 11.1.4 the Participant may continue to participate in Awards of Dividend Shares under this Sub- Plan, unless: (i) the Participant is participating in another Sub-Plan and the Board determines that the Participant’s Purchased Shares and Dividend Shares held under the terms of this Sub-Plan will be held under the terms of the other Sub-Plan; or (ii) the Board determines otherwise. 12. Corporate Events In the event of a rights issue the Board may direct that the Nominee will dispose of some of the rights given in respect of a Participant's Plan Shares under the rights issue in order to apply the net proceeds from that disposal to permit the Participant to take up the balance of the Participant’s entitlement under the rights issue, and in the absence of a direction from the Board, the Nominee will, other than notifying the Participant of the rights issue, take no action under this section 12 (Corporate Events) unless directed otherwise by the Participant. 13. Changing this Sub-Plan 13.1 Amending this Sub-Plan The Board may change how the Plan will be operated in respect of employees of UK incorporated Coca-Cola European Partners plc – Employee Share Purchase Plan Page 5 of 6

companies from time to time in accordance with the provisions of the Plan, in which case the provisions of this Sub-Plan will be amended accordingly. 13.2 Participant consent If a proposed change to the Plan (including this Sub-Plan) would be to the material disadvantage of one or more Participants in this Sub-Plan in respect of existing rights under the Plan (including this Sub-Plan), then the Board must obtain the written consent of the affected Participant(s). However, the Board need not obtain the consent of a Participant if: 13.2.1 it invites each disadvantaged Participant who is a Participant in this Sub-Plan to indicate whether or not they approve the change; and 13.2.2 the majority of the Participants (by number) who were invited and who make an indication approve the change. In this case, the proposed change will take effect in respect of Participants in this Sub-Plan. This section 13.2 (Participant consent) does not limit the ability of the Board to make changes without Participant consent under rule 13.3 (Exceptions to Participant consent) of the Plan. 14. Conflict If there is any conflict between a section of this Sub-Plan and the other rules of the Plan, the section of this Sub-Plan will take precedence. Coca-Cola European Partners plc – Employee Share Purchase Plan Page 6 of 6